                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Danskin, Inc. on Forms S-8 (Registration Nos. 33-89692, 33-53852 and 33-67644) of our report dated June 22, 2001 our audits of the financial statements and supplemental schedules of Danskin, Inc. Savings Plan as of December 31, 2000 and 1999 and for the years then ended, which report is included in this Annual Report on Form 11-K.




GRANT THORNTON LLP


New York, New York
     June 22, 2001